                                                                  EXHIBIT 10.9

                             REPURCHASE AGREEMENT

                 (Including amendments through April 15, 1999)

     THIS REPURCHASE AGREEMENT (the "Agreement") is made as of November 20, 1996 by and between LiveWorld Productions, Inc., a California corporation (the "Company") and Jenna Woodul ("Employee").

     1.   Release of Shares From Repurchase Option.
          ----------------------------------------

          (a) Employee currently holds 1,500,000 shares of the Company's Common Stock (the "Shares"). The Shares shall be subject to a Repurchase Option (as defined in Section 2) by the Company pursuant to Section 2 below, provided,
                                                                  --------
however, that one-third (1/3) of the Shares shall be released from the Company's
-------
Repurchase Option on the date of this Agreement and one thirty-sixth (1/36th) of the remaining two-thirds (2/3) of the Shares shall be released from the Company's Repurchase Option each month thereafter until all such shares are released from the Company's Repurchase Option, provided in each case that the Employee's employment has not been terminated prior to the date of any such release. Any of the Shares which have not yet been released from the Company's Repurchase Option are referred to as "Unreleased Shares."

          (b) Notwithstanding the above, upon (i) the closing of a Qualified IPO (as defined in the Company's Articles of Incorporation or Certificate of Incorporation, as the case may be) or (ii) a Sale of the Company (as defined below), all of the Unreleased Shares will be immediately released from the Repurchase Option. For purposes of this Section 1, a "Sale of the Company" shall be defined as the sale of all or substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, or any other corporate reorganization, in which sale of assets, consolidation, reorganization or merger the shareholders of the Company receive distributions in cash or securities of another corporation or corporations as a result of such sale of assets, consolidation, reorganization or merger, unless the shareholders of the Company hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such merger, sale of assets, reorganization or consolidation, in which case such merger, sale of assets, reorganization or consolidation shall not be treated as a Sale of the Company.

     2.   Repurchase Option.
          -----------------

          (a) In the event that Employee's status as an employee of the Company terminates for any reason (a "Termination"), the Company shall upon the date of such Termination (as reasonably fixed and determined by the Company) (the "Termination Date") have an irrevocable right for a period of thirty (30) days from such Termination Date to repurchase any or all of the Unreleased Shares (the "Repurchase Option"), at the Repurchase Price (as defined below) (subject to adjustment as set forth in Section 6). For purposes of this Agreement, the "Repurchase Price" shall mean the price equal to the average of (i) the last per share price of preferred stock issued by the Company plus (ii) the last per share price of Common Stock issued by the Company, or, if options to purchase shares of the Company's Common Stock have been granted after the most recent issuance of the Company's Common Stock, then the last per share option price as granted by the Board of Directors of the Company (the "Board").

          (b) The Repurchase Option shall be exercised by the Company within thirty (30) days following the Termination Date by delivering or mailing to the Employee written notice in the manner provided for in Section 8(d) and a check in the amount of the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

          (c) The Company may assign its rights and delegate its duties under this Agreement, including the Repurchase Option. Accordingly, whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's Repurchase Option under this Agreement.

          (d) The Repurchase Option shall terminate and be null and void upon the earlier of (i) such time as all of the Unreleased Shares have been released from the Repurchase Option pursuant to Sections 1(a) and (b) above, or (ii) in the event that the Repurchase Option shall expire unexercised.

     3.   Escrow of Shares.
          ----------------

          (a) To insure the availability for delivery of the Employee's Unreleased Shares upon repurchase by the Company pursuant to the Company's Repurchase Option, the Employee shall upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached as Exhibit A-1. The Unreleased Shares and stock assignment shall be held by the Escrow Holder pursuant to the Joint Escrow Instructions of the Company and Employee attached as Exhibit A-2, until such time as the Company's rights of repurchase pursuant to the Company's Repurchase Option no longer are in effect. As a further condition to the Company's obligations under this Agreement, the spouse of Employee, if any, shall execute and deliver to the Company the Consent of Spouse attached as Exhibit A-3.

          (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

          (c) If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

          (d) When the Repurchase Option has been exercised or expires unexercised or a portion of Shares has been released from such Repurchase Option, upon the Employee's request the Escrow Holder shall promptly cause a new certificate to be issued for such released shares and shall deliver such certificate to the Employee without the legend referred to in Section 5 below.

          (e) Subject to the terms hereof, the Employee shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason by the Employee's ownership of the Shares shall be immediately subject to this escrow (subject to Section 2(c) above), deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's Repurchase Option.

     4.  Rights as Shareholder. Subject to the terms and conditions of this
         ---------------------
Agreement, Employee shall have all of the rights of a shareholder of the Company with respect to the Shares until such time as Employee disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option hereunder. Upon such exercise, Employee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Employee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     5.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

          (a)  Legends. The Company shall cause the legend set forth below or
               -------
any legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Unreleased Shares together with any other legends that may be required by state or federal securities laws:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE AS SET FORTH IN A REPURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. THESE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (b)  Stop-Transfer Notices. In order to ensure compliance with the
               ---------------------
restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c)  Refusal to Transfer. The Company shall not be required (i) to
               -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     6.   Adjustment for Stock Split. All references to the number of Shares and
          --------------------------
the Repurchase Price of the Shares in the Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

     7.   Severance Compensation
          ----------------------

          (a) In the event of a Termination, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the Termination Date. In addition, in the event that Employee's status as an employee of the Company terminates for any reason, other than a Voluntary Resignation, termination for Cause or death or Disability, Employee shall receive ninety (90) days (or such longer period as the Board shall determine) of Employee's then current salary and benefits (the "Severance Compensation"). Such salary shall be payable in one lump sum upon the Termination Date.

          (b) For the purposes of this Agreement, (i) termination for "Cause" shall be: (A) the conviction of Employee of any crime involving the property or business of the Company or any felonious crime detrimental to the Company; or
(B) the Employee's repeated, reckless misconduct and failure to cure such action within twenty (20) days after written demand for substantial improvement in performance with reasonable detail is delivered to the Employee by the Board;
(ii) "Disability" means Employee's permanent disability which, in the opinion of the Board, materially impairs Employee's ability to perform her duties under this Agreement; (iii) "Voluntary Resignation" means the Employee's voluntary resignation from employment, excluding a voluntary resignation as a result of Constructive Termination; and (iv) "Constructive Termination" means (A) a material reduction in salary and benefits other than a reduction applied to all employees, (B) a requirement to relocate without the Employee's consent beyond 25 miles from the principal offices of the Company in Saratoga, California, (C) a change in Employee's title from Vice President of Community or (D) a material reduction in responsibilities reasonably accorded to and expected of the Vice President of Community of a company.

          (d) Notwithstanding any provision of this Section 7 to the contrary, the provisions of Sections 1 through 6, 7(a) and 8 shall survive the termination of this Agreement.

     8.   Miscellaneous.
          -------------

          (a) Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrator shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by the arbitrator shall be final and binding. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city where the Company is located.

          (b) If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as is such portion had not been included in this Agreement.

          (c) Employee shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement shall inure to the benefit of the Successors and Assigns of the Company.

          (d) Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage paid.

          (e) This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings related to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company and by Employee.

          (f) The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

          (g) This Agreement shall be governed by the internal laws of the State of California as applied to agreements made and performed in California by residents of California.

          (h) All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

          (i) This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day year first above written.

LIVEWORLD PRODUCTIONS, INC.                       EMPLOYEE

By: /s/ Peter H. Friedman                         /s/ Jenna Woodul
      Peter H. Friedman                           Jenna Woodul
      President, Chief Executive Officer
      and Chairman of the Board

                                  EXHIBIT A-1
                                  -----------

                          STOCK POWER AND ASSIGNMENT
                          --------------------------

                           SEPARATE FROM CERTIFICATE
                           -------------------------

     FOR VALUE RECEIVED and pursuant to that certain Repurchase Agreement dated as of November 20, 1996 (the "Agreement"), the undersigned hereby sells, assigns and transfers unto ____________________________________________________________,
_______________ shares of the Common Stock of LIVEWORLD PRODUCTIONS, INC., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ___________ delivered herewith, and does hereby irrevocably constitute and appoint ________________________________ ________________________________________________ attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated: _________________, 19__

                                                   /s/ Jenna Woodul
                                                   Jenna Woodul

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "Repurchase Option," as set forth in the Agreement, without requiring additional signatures on the part of the Employee.

                                  EXHIBIT A-2
                                  -----------

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------

     November 20, 1996

Page Mailliard
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Dear Ms. Mailliard:

     As Escrow Agent for both LIVEWORLD PRODUCTIONS, INC., a California corporation (the "Company"), and the undersigned employee of the Company ("Employee"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Repurchase Agreement (the "Agreement"), dated as of November 20, 1996, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively as the "Company") exercises the Company's Repurchase Option set forth in the Agreement, the Company shall give to Employee and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Employee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

     3. Employee irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Employee does hereby irrevocably constitute and appoint you as Employee's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Employee shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

     4. Upon written request of the Employee, unless the Company's Repurchase Option has been exercised, you will deliver to Employee a certificate or certificates representing the shares of stock as are not then subject to the Repurchase Option. Within thirty (30) days after cessation of Employee's continuous employment by the Company you will deliver to Employee a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company pursuant to exercise of the Company's Repurchase Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Employee, you shall deliver all of same to Employee and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Employee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

     COMPANY:                                   LIVEWORLD PRODUCTIONS, INC.
                                                13669 Ronnie Way
                                                Saratoga, California 95070

     EMPLOYEE:                                  Jenna Woodul
                                                10074 Liberty Oak Lane
                                                Cupertino, California 95014

     ESCROW AGENT:                              Page Mailliard
                                                Wilson Sonsini Goodrich & Rosati
                                                650 Page Mill Road
                                                Palo Alto, CA 94304

     16. By signing these Joint Escrow Instructions, you become a party only for the purpose of the Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. This instrument may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                                  Very truly yours,

                                  LIVEWORLD PRODUCTIONS, INC.
                                  a California corporation

                                  /s/ Peter H. Friedman
                                  Peter H. Friedman, President, Chief Executive Officer and Chairman of the Board

                                  EMPLOYEE:

                                  /s/ Jenna Woodul
                                  Jenna Woodul

ESCROW AGENT:

/s/ Page Mailliard

                                  EXHIBIT A-3
                                  -----------

                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Employee has read and hereby approves the terms and conditions of the foregoing Agreement. The undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Agreement.

                                       /s/ Signature Illegible
                                       Spouse of Employee